Exhibit 99.1

Merrimack Pharmaceuticals Reports Second Quarter 2015 Financial Results

CAMBRIDGE, Mass., Aug. 10, 2015 (PR Newswire) – Merrimack Pharmaceuticals, Inc. (Nasdaq: MACK), a biopharmaceutical company discovering, developing and preparing to commercialize innovative medicines paired with companion diagnostics for the treatment of cancer, today announced its second quarter 2015 financial results. Merrimack will host a live conference call and webcast today, Monday, August 10 at 4:30 p.m., Eastern time, to provide an update on Merrimack’s progress as well as a summary of these results.

Investors and the general public are invited to listen to the call by dialing (877) 564-1301 (domestic) or (224) 357-2394 (international) five minutes prior to the start of the call and providing the passcode 97495685. A listen-only webcast of the call can be accessed in the Investors section of Merrimack’s website, http://investors.merrimackpharma.com, and a replay of the call will be archived there for six weeks following the call.

Key Recent Events

•	Acceptance of New Drug Application (NDA) and receipt of Priority Review designation by the U.S. Food and Drug Administration (FDA) for MM-398 with a goal of October 24, 2015 as the action date for the NDA under the Prescription Drug User Fee Act (PDUFA date);

•	Expansion of MM-398 imaging study to metastatic breast cancer;

•	Addition, effective August 11, 2015, of Dr. Yasir Al-Wakeel as Chief Financial Officer and head of Corporate Development; and

•	Addition of John Dineen, former CEO of GE Healthcare, to its Board of Directors.

Upcoming Milestones

Merrimack anticipates the following milestones in 2015:

•	MM-398 NDA PDUFA date of October 24, 2015;

•	Commercial launch of MM-398, pending approval by the FDA;

•	Initiation of a clinical trial of MM-398 in front-line metastatic pancreatic cancer;

•	Initiation of a clinical trial of MM-398 in front-line HER2-negative gastric cancer;

•	Initiation of a clinical trial of MM-151 in EGFR-positive colorectal cancer;

•	Continued enrollment in HERMIONE, a Phase 2 clinical trial designed to support a potential Accelerated Approval application to the FDA for MM-302 in patients with HER2-positive metastatic breast cancer;

•	Continued enrollment in a Phase 2 clinical trial of MM-121 in patients with heregulin-positive, locally advanced or metastatic non-small cell lung cancer; and

•	Continued enrollment in a Phase 2 clinical trial of MM-141 in patients with front-line metastatic pancreatic cancer who have high serum levels of free IGF-1.

Second Quarter 2015 Financial Results

Revenue for the second quarter of 2015 was $36.6 million compared with revenue of $27.8 million for the second quarter of 2014, an increase of $8.7 million or 31%. This increase was attributable to $36.6 million of revenue recognized related to Merrimack’s collaboration with Baxalta during the second quarter of 2015, including $20.0 million of non-recurring revenue recognized related to a milestone that was achieved when the European Medicines Agency (EMA) accepted for review a Marketing Authorization Application (MAA) filed by Baxalta for MM-398. This increase was offset by $27.8 million of decreased revenue due to the termination of Merrimack’s collaboration with Sanofi effective December 17, 2014.

Research and development expenses increased $9.0 million over the corresponding quarter of the preceding year. This increase was primarily attributable to $10.6 million of increased MM-398 expenses, primarily due to costs associated with a non-recurring $11.0 million milestone event that was incurred in the second quarter of 2015 and paid in July 2015 related to the EMA accepting for review an MAA filed by Baxalta for MM-398.

General and administrative expenses increased $4.4 million over the corresponding quarter of the preceding year. This increase was primarily attributable to increased infrastructure and personnel expenses as Merrimack prepares for the potential commercialization of MM-398 and increased facility-related costs.

Merrimack’s net loss for the second quarter of 2015 was $22.9 million, or basic and diluted net loss per share available to common stockholders of $0.21, as compared to a net loss for the second quarter of 2014 of $18.3 million, or basic and diluted net loss per share available to common stockholders of $0.17.

Financial Outlook

Merrimack expects to be able to fund operations into 2016 through its unrestricted cash and cash equivalents and available-for-sale securities of $67.7 million as of June 30, 2015, anticipated cost sharing reimbursements from Baxalta and the anticipated receipt of $51.5 million of net milestones related to MM-398 from Baxalta in 2015, after offsetting payments to PharmaEngine. Any cash inflows from Merrimack’s at-the-market (ATM) offering program, business development, sales of MM-398, if it receives marketing approval, and any additional net milestones related to MM-398 that Merrimack receives from Baxalta in 2016, after offsetting milestone payments to PharmaEngine, would provide further funding for Merrimack’s operations.

Upcoming Investor Conferences

Merrimack will attend the following investor conferences this fall:

•	Citi’s 10th Annual Biotech Conference on September 9-10 in New York; and

•	Credit Suisse Healthcare Conference on November 9-11 in Scottsdale, AZ.

A live webcast of the Credit Suisse Healthcare Conference presentation can be accessed by visiting the Investors section of Merrimack’s website at http://investors.merrimackpharma.com. A replay of the webcasts will be archived there for two weeks following each presentation.

MM-398 Expanded Access Program Information

For healthcare providers seeking information about Merrimack’s support for the single-patient expanded access program (EAP) for MM-398 (irinotecan liposome injection), please contact Idis, the EAP program administrator:

EAP Contact:

877-768-4303

Email: MerrimackEAP@idispharma.com

Only physicians can enroll patients in an EAP. Patients should work through their physician to determine eligibility.

About Merrimack

Merrimack is a biopharmaceutical company discovering, developing and preparing to commercialize innovative medicines paired with companion diagnostics for the treatment of cancer. Merrimack seeks to gain a deeper understanding of underlying cancer biology through its systems biology-based approach and develop new insights, therapeutics and diagnostics to improve outcomes for cancer patients. Merrimack has multiple oncology therapeutics in clinical development and additional candidates in late stage preclinical development. Merrimack has a New Drug Application under review for its lead product candidate, MM-398, for the treatment of patients with metastatic adenocarcinoma of the pancreas who have been previously treated with gemcitabine-based therapy. For more information, please visit Merrimack’s website at www.merrimackpharma.com or connect on Twitter at @MerrimackPharma.

Cautionary Note on Forward-Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements include any statements about Merrimack’s strategy, future operations, future financial position and future expectations and plans and prospects for Merrimack, and any other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions. In this press release, Merrimack’s forward-looking statements include, among others, statements about the timing of initiation of new clinical trials, the continued enrollment in clinical trials, expectations regarding the sufficiency of Merrimack’s financial resources to fund operations, potential additional cash inflows and

Merrimack’s presentations at upcoming investor conferences. Such forward-looking statements involve substantial risks and uncertainties that could cause Merrimack’s clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the initiation of future clinical trials, availability of data from ongoing clinical trials, expectations for regulatory approvals, development progress of Merrimack’s companion diagnostics, availability of funding sufficient for Merrimack’s foreseeable and unforeseeable operating expenses and capital expenditure requirements, and other matters that could affect the availability or commercial potential of Merrimack’s product candidates or companion diagnostics. Merrimack undertakes no obligation to update or revise any forward-looking statements. Forward-looking statements should not be relied upon as representing Merrimack’s views as of any date subsequent to the date hereof. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Merrimack’s business in general, see the “Risk Factors” section of Merrimack’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on May 7, 2015 and other reports Merrimack files with the SEC.

Merrimack Pharmaceuticals, Inc.

Condensed Consolidated Statement of Comprehensive Loss (unaudited)

	Three Months Ended June 30,
(in thousands, except per share amounts)	2015	2014

Collaboration revenues	$36,558	$27,815

Operating expenses:
Research and development	42,806	33,795
General and administrative	12,315	7,921

Total operating expenses	55,121	41,716

Loss from operations	(18,563)	(13,901)

Other income and expense, net	(4,338)	(4,389)

Net Loss	(22,901)	(18,290)

Less: net loss attributable to non-controlling interest	(123)	(181)

Net loss attributable to Merrimack	$(22,778)	$(18,109)

Other comprehensive income	21	5

Comprehensive loss	$(22,757)	$(18,104)

Net loss per share available to stockholders - basic and diluted	$(0.21)	$(0.17)

Weighted-average common shares used in computing net loss per share available to common stockholders - basic and diluted	109,975	103,809

Merrimack Pharmaceuticals, Inc.

Select balance sheet data (unaudited)

	As of	As of
	June 30,	December 31,
(in thousands)	2015	2014

Cash, cash equivalents and available-for-sale securities	$67,655	$124,028
Working capital	(33,728)	20,954
Total assets	105,043	158,656
Total liabilities	248,107	260,727
Total stockholders’ deficit	(143,337)	(102,140)
Merrimack Pharmaceuticals, Inc.
Select cash flow data (unaudited)

	Three Months Ended June 30,
(in thousands)	2015	2014

Net cash used in operating activities	$(24,578)	$(32,833)
Net cash provided by investing activities	25,899	40,586
Net cash provided by financing activities	3,510	3,101

Net increase decrease in cash	4,831	10,854

CONTACT:

Investor Contact:

Geoffrey M. Grande, CFA

Merrimack

617-441-7602

ggrande@merrimackpharma.com

Media Contact:

Dana Robie

Merrimack

617-441-7408

drobie@merrimackpharma.com